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                                                               Exhibit 10.82


                          SPARTA PHARMACEUTICALS, INC.
                          Pennsylvania Business Campus
                                  111 Rock Road
                                Horsham, PA 19044



                                                              March 15, 1996


Ronald H. Spair
17 John Paul Drive
Hamilton Square, NJ 08690

Dear Mr. Spair:

                  This letter sets forth the terms of your employment by Sparta Pharmaceuticals, Inc., a Delaware corporation (the "Company"), subject to your agreement with the terms hereof as indicated by your execution of this letter on the final page. You are sometimes referred to in this Agreement as the "Executive".

                  1. Effectiveness of Agreement. The effective date of this Agreement will be the date set forth above (the "Commencement Date").

                  2. Employment. You have been appointed, and you agree to serve as, Vice President and Chief Financial Officer of the Company, contingent on your becoming employed on the Commencement Date, reporting to the Company's President and Chief Executive Officer. During the time of such service, the Company also agrees to appoint you as Secretary of the Company, as soon as the current Company Secretary resigns, which the Company expects will occur shortly.

                  While serving as Vice President and Chief Financial Officer of the Company you will have such responsibilities, duties and authority as are customary to such positions, including, without limitation, general supervision and control over, and responsibility for, the Company's financial and accounting operations, its treasury, its management information and office systems and operations, and its insurance and benefit programs, subject to supervision by and the direction of the Company's Chief Executive Officer and its Board of Directors. You agree to devote all of your full business time, energies and best efforts to the business and affairs of the Company and its Subsidiaries, if any, provided, however, that nothing contained in this paragraph shall be deemed to prevent or limit your right to make passive investments not in excess of one percent (1%) in the stock or other securities of any corporation with respect to





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which you are not obligated or required to, and you do not in fact, devote any efforts which interfere with your fulfillment of your duties hereunder.

                  1. Term.

                     (a) Your retention hereunder shall commence on the Commencement Date and will continue until the first anniversary thereof, subject to extension in accordance with the provisions of the following paragraph, unless terminated earlier in accordance with the terms hereof (the "Employment Term").

                     (b) Notwithstanding the foregoing, on each anniversary of the Commencement Date commencing with the first anniversary of such date, your employment hereunder shall be automatically extended for one (1) year unless either you or the Company shall have given written notice to the other of a desire that such automatic extension not occur, which notice was given no later than ninety (90) days prior to the relevant anniversary of the Commencement Date. If the Company gives you such written notice, you shall be entitled to monthly payments, equal to the Annual Base Salary, as defined in Paragraph 5 below, in effect immediately prior to the expiration of the Employment Term, for a period of six (6) months following the date of expiration of the Employment Term.

                     (c) Furthermore, if the Company gives you such written notice, then, you shall continue to be entitled to the benefits to which you are entitled as of immediately preceding such expiration pursuant to Paragraph 9 hereof at the Company's expense for the period from the expiration date of the Employment Term through and until the earlier of (i) that date which is six (6) months after such expiration date and (ii) the date on which you commence full-time employment by another employer, except as otherwise required by law.

                  2. Principal Location. The principal location at which you will perform your duties will be the Company's principal offices which are to be established as soon as practicable in Horsham, Pennsylvania, or such other location as the Company may designate.

                  3. Compensation. In consideration for your services under this Agreement, you will be paid at the annual rate of $120,000, payable semi-monthly in arrears, subject to increase from time to time by action of the Board in accordance with your performance and the Company's performance (the "Annual Base Salary").

                  4. Bonuses. You will be entitled to such bonuses as are determined from time to time by the Board in accordance with your performance and the Company's performance against an annual operating plan agreed in advance.

                  5. Expenses. The Company will reimburse you for travel, entertainment and other business expenses reasonably incurred by you in connection with the business of the Company and its Affiliates (as defined below), upon presentation of appropriate invoices and documentation.






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                  6. Equity Compensation. In connection with your employment by the Company, and effective upon your commencing employment with the Company, the Company agrees to grant you an option (the "Option") under its 1991 Stock Plan to purchase all or any part of an aggregate of 150,000 shares of Common Stock, $.001 par value ("Common Stock"), of the Company, subject to exercise at a price per share of Common Stock of Two Dollars and Seventy Cents, the price which the Company has determined as of the date hereof is ninety percent (90%) of their fair market value, and vesting at the rate of Thirty-Seven Thousand Five Hundred (37,500) shares on each of the first four anniversaries of the Commencement Date, provided in each case you are employed by the Company on such anniversary, and on such other terms and conditions as are contained in the Company's 1991 Stock Plan and in the Stock Option Agreement attached hereto as Exhibit A (the "Option Agreement").

                  The Option will be exercisable as provided herein, in the Company's 1991 Stock Plan and in the Option Agreement, but in any event no longer than three (3) months after your employment terminates, as provided in the 1991 Stock Plan, or ten (10) years from the date of grant.

                  1. Benefits. In connection with your employment hereunder, you will be entitled during the Employment Term to the following additional benefits:

                     (a) At the Company's expense, such fringe benefits as the Company may provide from time to time generally for its employees.

                     (b) You shall be entitled to no less than the number of vacation days in each calendar year determined in accordance with the Company's vacation policy as in effect from time to time, but not less than four weeks in any calendar year (prorated in any calendar year during which you are employed hereunder for less than the entire such year in accordance with the number of days in such calendar year in which you are so employed). You shall also be entitled to all paid holidays and personal days given by the Company to its executives.

                     (c) The Company will assume the cost of the continuation of your health benefits from your present employer ending at such time as Executive becomes eligible to participate in a health plan for the Company's employees providing substantially equivalent benefits.

                  2. Termination Upon Death or Disability. Your employment by the Company shall terminate upon your death, or if, by virtue of total and permanent disability, you are unable to perform your duties hereunder.

                  The determination that, by virtue of total and permanent disability, you are unable to perform your duties hereunder shall be made by a physician chosen by the Company and reasonably satisfactory to you (or your legal representative). The cost of such examination shall be borne by the Company. Without limiting the generality of the foregoing, unless otherwise agreed, you shall be conclusively presumed to be totally and permanently disabled hereunder if





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for reasons involving mental or physical illness or physical injury you fail to perform your duties hereunder for a period of ninety (90) consecutive calendar days or for any periods aggregating ninety (90) days or more in any twelve (12) consecutive month period.

                  For purposes of this Paragraph 10, the Termination Date in the event of death shall be the date of death and in the event of such total and permanent disability shall be the earlier of the date of such physician's examination pursuant to which such determination is made or the first business day after which either such 90-day period has expired.

                  In the event of such a termination of employment as a result of your death or total and permanent disability, the Company shall have no further obligations hereunder except as provided in Paragraph 15 and 16 hereof end except as provided below in this Paragraph 10:

                     (a) In the event of death, the Company shall pay to your estate amounts, at the Annual Base Salary rate in effect on the Termination Date, in monthly payments, for a period of six (6) months following the Termination Date; and

                     (b) In the event of total and permanent disability, the Company shall pay to you (or your estate) amounts, at the Annual Base Salary rate in effect on the Termination Date, payable in monthly payments, for a period of six (6) months following the Termination Date. Amounts to which you would otherwise be entitled under this subparagraph (b) above shall be reduced by the amount of any disability insurance proceeds actually paid to you or paid for your benefit (or to your estate or legal representatives) with respect to such six (6) months following the Termination Date under any disability policy provided by the Company or any Affiliate.

                  1. Termination by the Executive. Your employment may be terminated by you, by giving a Notice of Termination, as follows: (a) at any time by written notice of at least one (1) month to the Company, which time period may be waived by the Company in its discretion; (b) at any time upon a "Change of Control" of the Company; and (c) if your health should become impaired to an extent that makes your continued performance of your duties hereunder hazardous to your physical or mental health, provided you have obtained a written statement from a qualified doctor to such effect.

                  The Termination Date in the event of a termination (i) pursuant to subparagraph (a) immediately above shall be the later of the date set forth in the Notice of Termination or one (1) month after the date of such notice, except as the Company and you may otherwise agree to a shorter period of time during which your services hereunder shall be required, and in such event, the date as of which it is agreed such services shall end; and (ii) pursuant to subparagraph (b) or (c) immediately above, the date of the Notice of Termination.

                  A "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following:






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                     (i) any sale, lease, exchange or other transfer (in one
transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company;

                     (ii) individuals who, as of March 15, 1996, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least 50% of the Board of Directors (hereinafter referred to as a "Board Change"), provided that any individual becoming a director subsequent to March 15, 1996 whose election or nomination for election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for purposes of provision, considered as though such individual were an Incumbent Director; or

                     (iii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, Shares representing in the aggregate more than 50% of the combined voting power of all the outstanding securities of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent Company, if any); or

                     (iv) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (or any successor provision) (the "Exchange Act") (other than the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act or any successor provision) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of securities of the Company representing in the aggregate thirty percent (30%) or more of either (a) the then outstanding shares of Common Stock of the Company or (b) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company ("Voting Securities") (hereafter referred to as an "Acquisition"); provided, that, notwithstanding the foregoing, an Acquisition shall not be deemed to have occurred for purposes of this clause (iv)(1) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Common Stock beneficially owned by any person to thirty percent (30%) or more of the Common Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities or (2) solely as the result of an acquisition of securities from the Company; except that if any person referred to in clause (1)(x) or (1)(y) of this sentence or to which clause (2) of this sentence is applicable shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction or a transaction to which clause (2) applies), then an Acquisition shall be deemed to have occurred for purposes of this clause (iv).






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                  1. Termination by the Company. Your employment may be
terminated at any time by the Company (a) with Cause by a Notice of Termination to you, effective immediately unless otherwise stated in such notice, which date shall be the Termination Date therefor, (b) without Cause at any time, by a Notice of Termination to you, effective thirty (30) days after the date given, except as you and the Company may otherwise agree, which date of effectiveness shall be the Termination Date therefor, or (c) for total and permanent disability in accordance with Paragraph 10.

                  For purposes of this Agreement, the Company shall have "Cause" to terminate your employment hereunder upon (i) the willful and continued failure by you to substantially perform your duties hereunder (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by you upon a Change of Control) after demand for substantial performance is delivered by the Company to you that specifically identifies the manner in which the Company believes you have not substantially performed your duties, (ii) the willful engaging by you in misconduct which is materially injurious to the Company, monetarily or otherwise, or (iii) the willful violation by you of the provisions of Paragraph 17 ("Unauthorized Disclosure"), provided that such violation results in material injury to the Company. For purposes of this paragraph, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless (1) reasonable notice to you setting forth the reasons for the Company's intention to terminate for Cause, (2) an opportunity for you, together with your counsel, to be heard before the Board, and (3) delivery to you of a Notice of Termination from the Board finding that in the good faith opinion of a majority of the Board you were guilty of conduct set forth above in clause (i), (ii) or (iii) hereof, and specifying the particulars thereof in detail.

                  1. Notice of Termination. Any termination of your employment by the Company or by you (other than as a result of death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Paragraph 21. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination under the provision so indicated.






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                  2. Payments of Compensation Upon Termination for other than
Death or Disability.

                     (a) In the event your employment hereunder is terminated by you upon a Change of Control or by the Company other than for either Cause or total and permanent disability, you shall be entitled to monthly payments at the Annual Base Salary rate in effect on the Termination Date for the period commencing on the Termination Date and continuing for six (6) months from the Termination Date; provided that such amounts shall be set-off against and subject to your obligation to mitigate damages resulting from such termination. Any payments due pursuant to paragraph 5 shall be in addition to the amounts payable pursuant to this paragraph 14(a).

                     (b) In the event the Company shall terminate your employment for Cause, or you shall terminate your employment other than upon a Change of Control, then you shall be entitled as of the Termination Date to no compensation under this Agreement, except as provided in Paragraph 16.

                  3. Continuation of Benefits. In addition, in the event your employment hereunder is terminated (a) by you upon a Change of Control, or (b) by the Company without Cause or (c) as a result of total and permanent disability in accordance with Paragraph 10, then you shall continue to be entitled to the benefits to which you were entitled as of immediately preceding the applicable Termination Date pursuant to Paragraph 9(a) hereof at the Company's expense for the period of time following the Termination Date until the earlier of (i) the date of the expiration of the Employment Term as in effect immediately prior to such Termination Date, but in any event no sooner than that date which is six (6) months after the Termination Date, and (ii) the date on which you commence full-time employment by another employer, except as otherwise required by law.

                  4. Accrued Compensation. In the event of any termination of your employment for any reason, you (or your estate) shall be paid such portion of your Annual Base Salary and bonuses as has accrued (including, without limitation, as provided below) by virtue of your employment during the period prior to termination and has not yet been paid, together with any amounts for expense reimbursement and similar items which have been properly incurred in accordance with the provisions hereof prior to termination and have not yet been paid. Such amounts shall be paid within ten (10) days of the Termination Date. The amount due to you (or your estate) under this Paragraph 16 in payment of any bonus shall be a proportionate amount of the bonus that would otherwise have been due to you as if such termination had not occurred.

                  5. Confidentiality and Non-Competition and Non-Solicitation Agreement . You agree to execute and deliver and abide by all of the terms and conditions of the Confidentiality Agreement attached hereto as Exhibit B (the "Confidentiality Agreement"), and the Non-Competition Agreement attached hereto as Exhibit C (the "Non-Competition and Non-Solicitation Agreement"). You have carefully read and considered the provisions of the Confidentiality Agreement and the Non-Competition and Non-Solicitation Agreement and,





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having done so, agree that the restrictions set forth therein are fair and reasonable and are reasonably required for the protection of the interests of the Company.

                  6. Duties to Others; Absence of Conflict. Nothing herein shall obligate you to disclose any information of a third party which is proprietary or confidential to that third party, or the disclosure of which would be prohibited under the terms of your agreement with or other rules or regulations governing your relationship with others with which you may be associated, or which you are otherwise obligated not to disclose. You represent and warrant to the Company that you are under no contractual or other restriction or obligation which is inconsistent with your execution of this Agreement or the performance of your duties hereunder. During the term of this Agreement, for the period commencing with the Commencement Date, you will not enter into any agreement either written or oral in conflict with this Agreement and will arrange to provide your services under this Agreement in such a manner and at times that your services will not conflict with your responsibilities under any other agreement, arrangement or understanding.

                  7. Parties. This Agreement is personal and shall in no way be subject to assignment by you except as contemplated hereby. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns either by merger, operation of law, consolidation, assignment, purchase or otherwise of a controlling interest in the business of the Company and shall be binding upon and shall inure to the benefit of you, your heirs, executors, administrators, personal and legal representatives, distributees, devisees, legatees, successors and permitted assigns. If you should die while any amounts would still be payable to you hereunder if you had continued to live (other than amounts to which you would be entitled by reason of continued employment), all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisees, legatees or other designees or, if there be no such designee, to your estate. The Company agrees that a successor in interest by merger, operation of law, consolidation, assignment, purchase or otherwise of a controlling interest in the business of the Company will be informed prior to such event of the existence of this Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, operation of law, consolidation, assignment or otherwise of a controlling interest in the business, stock or other assets of the Company) to assume expressly and agree to perform this Agreement. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor as aforesaid.

                  8. Invalidity. We intend this Agreement to be enforced as written. However, if any term or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement, or the application of such term or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law and the illegal or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.






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                  9. Notices. All notices and communications required or
permitted to be given hereunder shall be duly given by delivering the same in hand or by depositing such notice or communication in the mail, sent by certified or registered mail, return receipt requested, postage prepaid, or by delivery by overnight courier, with a receipt obtained therefor, as follows:

         If sent to the Company:     Sparta Pharmaceuticals, Inc.
                                            Pennsylvania Business Campus
                                            111 Rock Road
                                            Horsham, PA  19044
                                            ATTN: President and Chief
                                  Executive Officer

         If sent to you:        Ronald H. Spair
                                17 John Paul Drive
                                Hamilton Square, NJ  08690

or such other address as either party furnishes to the other by like notice, provided, however, that any notice of a change of address shall be effective only upon receipt.

                  1. Entire Agreement. This Agreement together with the Option Agreement, the Confidentiality Agreement and the Non-Competition and Non-Solicitation Agreement of even date herewith constitute the entire agreement and understanding between us in relation to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth or referred to in this Agreement and the exhibits hereto. This Agreement supersedes all previous understandings, agreements and representations between the Company and you regarding your employment by the Company, written or oral.

                  2. Headings. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

                  3. Waiver. No failure of the Company or you to exercise any power reserved to it or you, respectively, by this Agreement, or to insist upon strict compliance by you or the Company, respectively, with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of the Company's or your right, as the case may be, to demand exact compliance with any of the terms hereof. Waiver by either party of any particular default by the other party hereto shall not affect or impair the waiving party's rights with respect to any subsequent default of the same, similar or different nature, nor shall any delay, forbearance or omission of either party to exercise any power or right arising out of any breach or default by the other party of any of the terms, provisions or covenants hereof, affect or impair our or your right to exercise the same, nor shall such constitute a waiver by the Company or you, as the case may be, of any right hereunder, or the right to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term.

                  4. Remedies. In the event of any breach by you of any of the provisions of this Agreement, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief.

                  5. Survival. Notwithstanding any other provision of this Agreement, the provisions of Sections 17 and 19 through and including 31 and the representations and warranties herein shall survive any termination of Executive's employment and continue in full force and effect thereafter.

                  6. Affiliate. As used herein, the term "Affiliate" shall be deemed to include any corporation, joint venture, or other business enterprise, whether incorporated or unincorporated, which the Company directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with.

                  7. Subsidiaries. As used herein, the term "Subsidiaries" shall mean all corporations a majority of the capital stock of which entitling the holder thereof to vote is owned by the Company or a Subsidiary.

                  8. Governing Law. This Agreement shall be construed under and be governed in all respects by the law of the Commonwealth of Pennsylvania.

                  9. Amendment. No amendment or modification to this Agreement shall be effective unless in writing and signed by both parties hereto.

                  10. Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original and such counterparts together constituting one agreement.

                  If you agree with the terms of your employment as set forth in this Agreement, please execute the duplicate copy hereof in the space provided below.


                                      SPARTA PHARMACEUTICALS, INC.


                                      By:     /s/ Jerry B. Hook
                                         -------------------------------
                                               Jerry B. Hook, Ph.D.
                                               President and Chief
                                                Executive Officer

ACCEPTED AND AGREED




  /s/ Ronald H. Spair
-----------------------
   Ronald H. Spair

                                    EXHIBIT A


                                                       Employee Copy
                                                       Company Copy
                                                       Option Number


                          SPARTA PHARMACEUTICALS, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT


                  AGREEMENT made as of the 15th day of March, 1996, between Sparta Pharmaceuticals, Inc. (the "Company"), a Delaware corporation having a principal place of business in Durham, North Carolina, and Ronald H. Spair, 17 John Paul Drive, Hamilton Square, NJ 08690, an employee of the Company (sometimes referred to below as the "Employee" and as the "Optionee").

                  WHEREAS, the Company desires to grant to the Employee an Option to purchase shares of its common stock, $.001 par value (the "Shares") under and for the purposes of the 1991 Stock Plan of the Company (the "Plan");

                  WHEREAS, the Company and the Employee understand and agree that any terms used and not defined herein have the same meanings as in the Plan;

                  WHEREAS, the Company and the Employee each intend and understand that the Option granted herein is not an Incentive Stock Option.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

                  1. GRANT OF OPTION

                  The Company hereby irrevocably grants to the Employee, as of the date the Optionee first becomes employed by the Company (the "Employment Effective Date"), the right and option to purchase all or any part of an aggregate of One Hundred Fifty Thousand (150,000) Shares, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The number of Shares is subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof. Determinations made in connection with this Option pursuant to the Plan shall be governed by the Plan as it exists on this date. The Employee acknowledges receipt of a copy of the Plan.

                  This Option is in addition to any other options heretofore or hereafter granted to the Employee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

                  2. PURCHASE PRICE

                  The purchase price of the Shares covered by the Option shall be Two Dollars and Seventy Cents ($2.70) per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares. Payment may be made by cash or certified check.

                  3. EXERCISE OF OPTION

                  If the Employee has continued to be employed by the Company on the following dates, the Employee may exercise the Option for the number of Shares (subject to adjustment as provided in the Plan) set opposite the applicable date:

Prior to the first anniversary              as to no Shares
  of the Employment Effective Date

On or after the first anniversary                    up to 37,500 Shares
  of the Employment Effective Date

On or after the second anniversary                   an additional 37,500
of the Employment Effective Date                     Shares

On or after the third anniversary                    an additional 37,500
of the Employment Effective Date                     Shares

On or after the fourth anniversary                   an additional 37,500
of the Employment Effective Date                     Shares

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan, including, without limitation, the term of the Option and the provisions affecting the Employee's ability to exercise the Option after a termination of employment.

                  4. TERM OF OPTION

                  The Option shall terminate ten (10) years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

                     a. Termination of Employment (Other than for Death or Disability)

                  If the Employee's employment terminates (for any reason other than death or Disability), the Option may be exercised within three (3) months after the date the Employee's employment terminates, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the right to purchase Shares under this Agreement or the Plan has accrued and is in effect at the date of such termination of employment.

                  Notwithstanding the foregoing, in the event of the Employee's death within three (3) months after the termination of employment, the Optionee's Survivors may exercise the Option within one (1) year after the date of the Employee's death, but in no event after the date of expiration of the term of the Option.

                     b. Termination of Employment as a Result of Disability or Death

                  In the event the Employee's employment terminates by reason of Disability, as determined in accordance with the Plan, or death, the Option shall be exercisable only within one (1) year after the date of such Disability or death, as the case may be, or if earlier, the term originally prescribed by the Option. In such event, the Option shall be exercisable:

                  (1) to the extent that the right to purchase the Shares hereunder has accrued on the date of Disability or death and is in effect as of such date; and

                  (2) to the extent of a pro rata portion of any such rights as would have accrued under Section 3 had the Employee's employment not terminated by reason of Disability or death prior to the end of the current accrual period, i.e., the next anniversary date of the Employment Effective Date after the date of Disability or death. The proration shall be based upon the number of days of the accrual period prior to the date of the Employee's Disability or death.

                     c. Termination of Employment for Cause and Finding of Cause after Termination of Employment

                  In the event the Employee's employment is terminated by the Company for Cause, the Employee's right to exercise any unexercised portion of this Option shall cease forthwith, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Employee's termination as an employee, but prior to the exercise of the Option, the Administrator (as defined in the Plan) determines that, either prior or subsequent to the Employee's termination, the Employee engaged in conduct which would constitute Cause, then the Employee shall forthwith cease to have any right to exercise the Option.

                     d. Change of Status

                  "Employment" as used in this Agreement shall include service as a consultant to or as an employee of the Company or any of its Affiliates and a change of status from consultant to employee or employee to consultant shall not be treated as a termination of the "employment" hereunder.

                  5. METHOD OF EXERCISING OPTION

                  Subject to the terms and conditions of this Agreement, including, without limitation, Section 10 hereof, the Option may be exercised by written notice to the Company, at the principal executive office of the Company. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option, and shall be in substantially the form attached hereto as Exhibit A. Such notice shall be accompanied by payment of the full purchase price for such Shares in United States dollars or, in the discretion of the Administrator such other consideration as it may approve, and the Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws). The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

                  6. PARTIAL EXERCISE

                  Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional Share shall be issued pursuant to this Option.

                  7. NON-ASSIGNABILITY

                  The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Employee's lifetime, only by the Employee. Except as provided in the preceding sentence, the Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option or such rights, shall be null and void.

                  8. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE

                  The Employee shall have no rights as a stockholder with respect to Shares subject to this Agreement until the Company has authorized delivery of a stock certificate therefor to the Employee and such Shares are fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

                  9. CAPITAL CHANGES AND BUSINESS SUCCESSIONS

                  The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers and sales of the Company. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

                  Notwithstanding the foregoing provisions of this Section 9, in the event of a "Change of Control" (as defined below) while the Optionee is an employee of the Company, the Optionee shall be entitled to exercise this Option, commencing as of immediately prior to the consummation of such Change of Control (but subject to the consummation of such Change of Control) and in the event of a Change of Control as a result of a tender offer, this Option shall become fully exercisable in a timely manner such that the Optionee may participate in such tender offer at any stage, for all of the Shares then remaining subject to purchase under such Option whether or not the right to purchase such Shares shall have become vested and become exercisable.

                  A "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following:

                     (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company;

                     (ii) individuals who, as of March 15, 1996, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least 50% of the Board of Directors (hereinafter referred to as a "Board Change"), provided that any individual becoming a director subsequent to March 15, 1996 whose election or nomination for election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for purposes of provision, considered as though such individual were an Incumbent Director; or

                     (iii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, Shares representing in the aggregate more than 50% of the combined voting power of all the outstanding securities of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent Company, if any); or

                     (iv) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (or any successor provision) (the "Exchange Act") (other than the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act or any successor provision) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of securities of the Company representing in the aggregate thirty percent (30%) or more of either (a) the then outstanding shares of Common Stock of the Company or (b) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company ("Voting Securities") (hereafter referred to as an "Acquisition"); provided, that, notwithstanding the foregoing, an Acquisition shall not be deemed to have occurred for purposes of this clause (iv)(1) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Common Stock beneficially owned by any person to thirty percent (30%) or more of the Common Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities or (2) solely as the result of an acquisition of securities from the Company; except that if any person referred to in clause (1)(x) or (1)(y) of this sentence or to which clause (2) of this sentence is applicable shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction or a transaction to which clause (2) applies), then an Acquisition shall be deemed to have occurred for purposes of this clause (iv).

                  10. TAXES AND WITHHOLDING

                  The Employee acknowledges that any income or other taxes due from him with respect to this Option or the Shares issuable pursuant to this Option shall be the Employee's responsibility.

                  In the event of a Disqualifying Disposition (as defined in Section 14 below) or if the Option is converted into a Non-Qualified Option and such Non-Qualified Option is exercised, the Company may withhold from the Employee's salary and wages, if any, or other remuneration, or as a condition of the exercise hereof, may require the Employee to pay additional federal, state, and local income tax withholding and employee contributions to employment taxes in respect of the amount that is considered compensation includable in such person's gross income.

                  11. PURCHASE FOR INVESTMENT

                  Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "Act") and no stop order or proceedings to suspend or revoke effectiveness thereof have been issued, commenced or are pending or threatened, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

                  (a) The person(s) who exercise the Option shall warrant to the
                      Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

                                    "The shares represented by this certificate
                           have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either
                           (a) a registration statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

                  (b) If the Company so requires, the Company shall have
                      received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

                  12. NO OBLIGATION TO EMPLOY

                  Neither the Company nor any subsidiary is by the Plan or this Agreement obligated to continue the Employee as an employee of the Company or any subsidiary.

                  13. OPTION IS NOT AN INCENTIVE STOCK OPTION

                  The parties each intend and understand that the Option is not an incentive stock option. Employee should consult with Employee's own tax advisors regarding the tax effects of the Option.

                  14. NOTICES

                  Any notices required or permitted by the terms of this Agreement or the Plan shall be given when delivered in person or by registered or certified mail, return receipt requested, addressed as follows:

                  To the Company:

                  Sparta Pharmaceuticals, Inc.
                  111 Rock Road
                  Horsham, PA  19044
                  Attn:  President and Chief Executive Officer

                  To the Employee:

                  Ronald H. Spair
                  17 John Paul Drive
                  Hamilton Square, NJ  08690
or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when received in accordance with the foregoing provisions.

                  15. GOVERNING LAW

                  This Agreement shall be construed and enforced in accordance with the law of the State of Delaware.

                  16. BENEFIT OF AGREEMENT

                  Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

                  17. ENTIRE AGREEMENT

                  This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

                  18. MODIFICATIONS AND AMENDMENTS

                  The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

                  19. WAIVERS AND CONSENTS

                  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

                  20. HEADINGS AND CAPTIONS

                  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of, any of the terms or provisions hereof.

                  21. SURVIVAL

                  The expiration or other termination of the Option granted to the Employee shall neither affect nor alter the Employee's obligations under Sections 10 and 11 hereof.

                  IN WITNESS WHEREOF, the Company has caused this Nonqualified Stock Option Agreement to be executed by a duly authorized officer, and the Employee has hereunto set his hand, all as of the day and year first above written.


                                             SPARTA PHARMACEUTICALS, INC.


                                             By:     /s/ Jerry B. Hook
                                                -------------------------
                                                     Jerry B. Hook, Ph.D.
                                                     President and Chief
                                                     Executive Officer



                                                       /s/ Ronald H. Spair
                                             ----------------------------------
                                                        Ronald H. Spair

                                    EXHIBIT A

                 NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION



To:  Sparta Pharmaceuticals, Inc.


Ladies and Gentlemen:

                  I hereby exercise my Nonqualified Stock Option to purchase __________ shares (the "Shares") of the common stock, $.01 par value, of Sparta Pharmaceuticals, Inc. (the "Company"), at the exercise price of $__________ per share, pursuant to and subject to the terms of that certain Nonqualified Stock Option Agreement between the undersigned and the Company dated March 15, 1996.

                  I am aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act") or any state securities laws. I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

                  I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

                  I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares.

                  I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

                  I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares and no stop order or proceedings to suspend or revoke effectiveness thereof have been issued, commenced or are pending or threatened, or (2) the Company receives an opinion of my legal counsel

(concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

                  I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction.

                  I understand that at the present time Rule 144 of the Securities and Exchange Commission (the "SEC") may not be relied on for the resale or distribution of the Shares by me. I understand that the Company has no obligation to me to register the Shares with the SEC and has not represented to me that it will register the Shares.

                  I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

                  My payment in the amount of $__________ by _______________ is enclosed.

                  I acknowledge that the Company is authorized to withhold from my salary and wages, if any, or other remuneration, or may require me, as a condition of the exercise of the Option, to pay, additional federal, state and local income tax withholding and if applicable, employee contributions to employment taxes in respect of the amount that is considered compensation, if any, includable in my gross income.

                  Please issue the stock certificate for the Shares (check one):

                         ______  to me

                         ______  to me and ____________________ as joint tenants
                                 with right of survivorship and mail the
                                 certificate to me at the following address:






                  My mailing address, if different from the address listed above, for shareholder communications is:

                                   Very truly yours,



                                   Employee (signature)



                                   Print Name



                                   Date



                                   Social Security Number

                                    EXHIBIT B

                          SPARTA PHARMACEUTICALS, INC.

                            CONFIDENTIALITY AGREEMENT

                  This confidentiality agreement is made as of the 15th day of March, 1996, by and between Sparta Pharmaceuticals, Inc., a Delaware corporation ("Company"), and Ronald H. Spair, 17 John Paul Drive, Hamilton Square, NJ 08690 ("Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to employ Executive, and Executive wishes to be so employed by the Company pursuant to a letter agreement dated as of the same date as this Agreement (the "Employment Agreement");

                  WHEREAS, the Company has developed, and the Company and/or Executive may continue to develop during the period Executive is employed by the Company, certain Proprietary Information, Inventions and Intellectual Property (as those terms are hereinafter defined), that the Company wishes to protect and maintain as confidential;

                  WHEREAS, the Company from time to time has received, and may continue to receive during the period of Executive is employed by the Company, the Proprietary Information of others, and the Company wishes to maintain the confidentiality of such Proprietary Information; and

                  WHEREAS, the Company has developed, and will continue to develop during the period Executive is so employed by the Company, goodwill by, among other things, substantial expenditure of money and effort;

                  NOW, THEREFORE, in consideration of the premises set forth below and the mutual covenants and undertakings contained in this Agreement, and for other good and valuable consideration, receipt and sufficiency of which are hereby mutually acknowledged, IT IS AGREED:

                  1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                     (a) Agreement means this confidentiality agreement, including all exhibits, schedules and annexations, as all may be amended from time to time in the manner provided in this Agreement.

                     (b) Employment means the current or anticipated or subsequent employment of Executive by the Company as an employee, or otherwise, or any other period during which Executive receives compensation from the Company in any capacity.

                     (c) Intellectual Property means any Invention, writing, trade name, trademark, service mark or any other material registered or otherwise protected or protectible under state, federal or foreign patent, trademark, copyright or similar laws.

                     (d) Inventions includes ideas, discoveries, inventions, developments and improvements, whether or not reduced to practice and whether or not patentable or otherwise within the definition of Intellectual Property.

                     (e) Proprietary Information includes any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials (including, without limitation, organisms (or parts thereof), cell lines, cultures, plasmids, clones, vectors, reagents and DNA and progeny, reproductions and derivatives of any of them) that are treated by the Company as confidential or proprietary, including, but not limited to, Inventions belonging to the Company and confidential information obtained by or given to the Company about or belonging to its suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others.

                  The definition of "Proprietary Information" herein shall not include Proprietary Information which (i) was properly and lawfully known by Executive prior to its disclosure by the Company (except as provided herein with respect to Inventions belonging to the Company); (ii) is publicly known through publication or otherwise through no wrongful act of Executive; (iii) is received from a third party who rightfully discloses it to Executive without restriction on its subsequent disclosure; or (iv) is disclosed pursuant to the lawful requirement of a governmental agency or by order of court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and the Company is notified in writing in advance of such intended disclosure promptly after Executive becomes aware of such requirement.

                  1. Executive Acknowledgments. The Company has developed and will develop its Proprietary Information and Intellectual Property over a substantial period of time and at a substantial expense, and its Proprietary Information and Intellectual Property are integral to the goodwill of the Company. During the course of Employment by the Company, Executive may develop or become aware of Proprietary Information and/or Intellectual Property. Protection of the Proprietary Information and Intellectual Property is necessary to conduct the Company's business, and the Company is and shall at all times remain the sole owner of the Company's Proprietary Information and Intellectual Property. No proprietary rights or licenses are granted to Executive by this Agreement.

                  2. Confidentiality. Executive shall at all times, both during and after any termination of Executive's Employment by the Company by either the Company or Executive, maintain in confidence and not utilize the Proprietary Information or the Intellectual Property of the Company, except in performing services for the Company under the Company's direction. Maintaining such Proprietary Information and Intellectual Property in confidence shall include refraining from disclosing such Proprietary Information or Intellectual Property to any third party (except when duly and specifically authorized in writing to do so for the purpose of furthering the business of the Company), and refraining from using such Proprietary Information or Intellectual Property for the account of Executive or for any other person or business entity or in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company. Executive agrees not to make any copies of the Proprietary Information or Intellectual Property of the Company (except when appropriate for the furtherance of the business of the Company or duly and specifically authorized to do so) and promptly upon request, whether during or after the period of Employment by the Company, to return to the Company any and all documentary, machine-readable or other elements or evidence of such Proprietary Information, Intellectual Property, and any copies of either that may be in Executive's possession or under Executive's control.

                  3. Rights to Inventions and Intellectual Property. In connection with Executive's Employment by the Company, or by use of the resources of the Company, whether or not Executive is then employed by the Company, Executive may produce, develop, create or invent Inventions and Intellectual Property related to the business of the Company. Executive shall maintain and furnish to the Company complete and current records of all such Inventions and Intellectual Property and promptly disclose to the Company in writing any such Inventions and Intellectual Property, together with all available information relating thereto. Executive agrees that all such Inventions and Intellectual Property are and shall be the exclusive property of the Company, and that the Company may use or pursue them without restriction or additional compensation. Executive: (i) hereby assigns, sets over and transfers to the Company and its assigns all of his right, title and interest in and to such Inventions and Intellectual Property and benefits and/or rights resulting therefrom; (ii) agrees that Executive and his agents shall, during and after the period Executive is employed by the Company, cooperate fully in obtaining patent, trademark, service mark, copyright or other proprietary protection for such Inventions and Intellectual Property, in any country throughout the world, all in the name of the Company (but only at Company expense), and, without limitation, shall execute all requested applications, assignments and other documents in furtherance of obtaining, maintaining, renewing and restoring such protection or registration and confirming full ownership by the Company of such Inventions and Intellectual Property; and (iii) shall, upon leaving the Company, provide to the Company in writing a full, signed statement of all Inventions and Intellectual Property in which Executive participated prior to termination of the Employment by the Company.

                  In the event the Company is unable, after reasonable effort, to secure Executive's signature on any letters patent, copyright, trademark, service mark or other analogous protection relating to any of such Inventions and Intellectual Property, whether because of his physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright, trademark, service mark or other analogous protection thereon with the same legal force and effect as if executed by the Executive.

                  Unless covered by an appropriate agreement between any third party and the Company, Executive agrees that he will not engage in any activities or use any facilities of a third party as a result of which claims of ownership to any of the Inventions or Intellectual Property may be made by such third party.

                  1. Continued Obligations. Executive's obligations under this Agreement shall not be affected: (i) by any termination of Executive's Employment, including termination upon the Company's initiative; nor (ii) by any change in Executive's position, title or function with the Company; nor (iii) by any interruption in Employment during which Executive leaves and then rejoins the Company for any period within a period of one year and for any reason. Nothing herein shall be construed as constituting an employment agreement or an undertaking by the Company to retain or employ Executive's services for any stated period of time.

                  2. No Conflicting Agreements. Executive represents and warrants that execution and performance of this Agreement does not and will not violate, conflict with, or constitute a default under any contract, commitment, agreement, understanding, arrangement, or restriction, or any adjudication, order, injunction or finding of any kind by any court or agency to which Executive may be a party or by which Executive may be bound.

                  7. Remedies. In the event of any breach by Executive of any of the provisions of this Agreement, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by Executive of all costs incurred by the Company in enforcement against Executive of the provisions of this Agreement, including reasonable attorneys' fees.

                  8. General Provisions.

                     (a) No Waiver. Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

                     (b) Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier with a receipt obtained therefor or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Executive, to:              Ronald H. Spair
                                           17 John Paul Drive
                                           Hamilton Square, NJ 08690


         If to the Company, to:            Sparta Pharmaceuticals, Inc.
                                           111 Rock Road
                                           Horsham, PA  19044

or to such other address as either party may furnish to the other in writing in accordance with this Section, except that notices of changes of address shall be effective upon receipt.

                     (a) Severability. The parties intend this Agreement to be enforced as written. However, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the validity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

                     (b) General. This Agreement: (i) may be executed in any number of counterparts, each of which, when executed by both parties to this Agreement shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument; (ii) shall be governed by and construed under the law of the State of North Carolina applicable to contracts made, accepted, and performed wholly within the State, without application of principles of conflicts of laws; (iii) along with the Employment Agreement, the Stock Option Agreement and the Non-Competition and Non-Solicitation Agreement of even date herewith constitute the entire agreement of the parties with respect to the subject matter hereof and thereof for the periods provided herein and therein, and supersedes all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like, whether express or implied between the parties in such respect; (iv) may be amended, modified, or terminated, and any right under this Agreement may be waived in whole or in part, only by a writing signed by both parties; (v) contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this Agreement; (vi) where appropriate, with respect to defined terms, the singular shall include the plural and the plural the singular; (vii) the representations and warranties set forth herein shall survive the execution hereof; (viii) shall bind and inure to the benefit of the parties and their respective legal representatives, heirs, executors, administrators, successors and assigns, as the case may be, except that no party may delegate any of its or his obligations under this Agreement, or assign this Agreement, or any of its or his rights or obligations hereunder, without the prior written consent of the other party, provided, in any event, without written consent of the Executive, the Company may assign this Agreement in connection with the merger, consolidation, or sale of all or substantially all assets of the Company and may assign any of its rights under Section 4 hereof; and (ix) be enforced only in courts located within the State of North Carolina the parties hereby agree that such courts shall have venue and exclusive subject matter and personal jurisdiction, and consent to service of process by registered mail, return receipt requested, or by any other manner provided by law.

                  Executive and the Company have executed and delivered this Agreement as a document under seal as of the Effective Date.


                                    COMPANY:

                                    SPARTA PHARMACEUTICALS, INC.


                                    By:     /s/ Jerry B. Hook
                                      ----------------------------
                                            Jerry B. Hook, Ph.D.
                                            President and Chief
                                            Executive Officer

                                   Executive:


                                  /s/ Ronald H. Spair
                                  --------------------------
                                  Ronald H. Spair

                                            )
                                            )  ss.
                                            )


                  As of this 15th day of March, 1996, the above-named Ronald H. Spair personally appeared before me and acknowledged the foregoing instrument to be his free act and deed.





                                                      Notary Public

                                                      My commission expires:

                                    EXHIBIT C

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT


                                                        as of March 15, 1996


Ronald H. Spair
17 John Paul Drive
Hamilton Square, NJ  08690

Dear Mr. Spair:

                  In consideration of and as a condition to your employment by Sparta Pharmaceuticals, Inc. (the "Company"), you hereby covenant and agree with the Company as follows:

1. The term of this Agreement shall be, with respect to the "Non-Competition Period" as defined below, for a period commencing on the date on which your employment by the Company begins and ending on the last day of (a) your employment by the Company if your employment is terminated for any reason other than (i) by the Company without Cause in accordance with, and as "Cause" is defined in, the letter agreement dated March 15, 1996 pertaining to your employment by the Company (the "Employment Agreement") or (ii) by you upon a "Change of Control" of the Company is defined in, the Employment Agreement or (b) the twelfth (12th) month following the date on which your employment by the Company terminates, if your employment should be terminated
   (i) by the Company without Cause or (ii) by you upon a "Change of Control" of the Company (the "Non-Competition Period"), and, with respect to the "Non-Solicitation Period" as defined below, for a period commencing on the date on which your employment by the Company begins and ending the twelfth month (12th) following the date on which your employment by the Company terminates if your employment is terminated for any reason, including but not limited to termination by the Company without Cause or by you with Good Reason (the "Non-Solicitation Period").

2. During the Non-Competition Period, you will not, without the Company's prior written consent, directly or indirectly compete with the Company. As used herein, to "compete" means to be involved for your own account or the account of another, as owner, principal, agent, stockholder, director, employee, officer, consultant, partner, joint venturer, or in any other manner with any business or entity located in or doing business in the continental United States in the Company's Field of Interest (as defined below), except that nothing herein shall prohibit you from owning not more than 1% of any class of the securities of any publicly-traded entity.

3. During the Non-Solicitation Period, you will not solicit any person who is employed by or a consultant to the Company or any affiliate or subsidiary of the Company during the Non-Solicitation Period, to terminate such person's employment by or consultancy to the Company, such affiliate or subsidiary. As used herein, the term "solicit" shall include, without limitation, requesting, encouraging, assisting or causing, directly or indirectly, any such employee or consultant to terminate such person's employment by or consultancy to the Company or any of its affiliates or subsidiaries.

4. You acknowledge that the Company is developing products and services to be distributed throughout the continental United States and that such non-competition and non-solicitation provisions are necessary to protect the Company's goodwill and business.

5. For the purposes of this Agreement, "Field of Interest" currently means the development, manufacture and sale of oncological, anti-viral and related products and serine protease inhibitors. The Company and you may, by written agreement, modify the definition of Field of Interest based on the activities in which the Company is then engaged or in which the Company then proposes to be engaged.

6. You agree that the breach of this Agreement by you may cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of your obligations hereunder. In addition to the remedies the Company may seek and obtain pursuant to this Section 3, the period during which the covenants contained herein apply shall be extended by any and all periods during which you shall be found by a court possessing personal jurisdiction over you to have been in violation of the covenants contained in this Agreement.

7. You understand that this Agreement does not create an obligation on the Company or any other person or entity to continue your employment. You acknowledge that your skills and experience are such that you can anticipate finding employment in your profession at a level commensurate with your skills and represent and agree that the restrictions imposed by this Agreement on engaging in competitive business activities are necessary for the protection of the legitimate interests and competitive position of the Company and do not impose undue hardships on you.

8. Any amendment to or modification of this Agreement, and any waiver of any provision hereof, shall be in writing. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

9. The parties intend this Agreement to be enforced as written. However, the parties agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

10. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, without giving effect to the conflict of law principles thereof.

11. The term "Company" shall include Sparta Pharmaceuticals, Inc. and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

12. For purposes of this Agreement, the terms "employment" and "employee" shall include any position you hold with the Company from time to time, whether as a consultant, officer or director.

                  Please indicate your agreement to and acceptance of the foregoing by signing and returning one copy to the undersigned.


                                                Very truly yours,

                                                SPARTA PHARMACEUTICALS, INC.


                                                By:   /s/ Jerry B. Hook
                                                  --------------------------
                                                         Jerry B. Hook, Ph.D.
                                                         President and Chief
                                                          Executive Officer

ACCEPTED AND AGREED:


         /s/ Ronald H. Spair
         -------------------
         Ronald H. Spair


Date:   March 15, 1996